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                                                                   EXHIBIT 10.10

                                COTT CORPORATION
                                    ("Cott")
                1999 EXECUTIVE INCENTIVE SHARE COMPENSATION PLAN

1.0  PURPOSE AND ESTABLISHMENT OF THIS PLAN

1.1 Cott hereby establishes a Plan to be known as the "Cott Corporation 1999 Executive Incentive Share Compensation Plan" for the purpose of rewarding certain employees of Cott Corporation and its affiliates for exceeding one hundred percent (100%) of their respective annual performance objectives and to which contributions for such purpose will be made by or on behalf of the Participating Companies (as defined below).

2.0  DEFINITIONS

2.1  In this Plan, the following terms have the following meanings:

     "ACT" means the Income Tax Act (Canada), as amended;

     "ANNUAL PERFORMANCE OBJECTIVES" means the annual performance objectives as established or approved by the Committee from time to time with respect to each Participant in the immediately preceding fiscal year.

     "COMMITTEE" means the Human Resources and Compensation Committee of the board of directors of Cott;

     "COMMON SHARES" means common shares in the capital of Cott.

     "COTT" means Cott Corporation, a corporation governed by the laws of Canada.

     "PARTICIPANT" means an employee of any of the Participating Companies designated as a Participant from time to time by the Committee and, in the case of death of a Participant, includes the personal representative of the Participant.

     "PARTICIPATING COMPANIES" means Cott, BCB USA Corp. (f/k/a Cott Beverages USA, Inc.), Cott Beverages Limited and any other company designated as a Participating Company from time to time by the Committee.

     "PERMANENT DISABILITY" means the complete and permanent incapacity of a Participant, as determined by a licensed medical practitioner, due to a medically determinable physical or mental impairment which prevents such individual from performing substantially all of the essential duties of his or her office or employment.

     "PLAN" means this Cott Corporation 1999 Executive Incentive Share Compensation Plan, and the term of the Plan (the "Term") shall begin on January 3, 1999 and shall end upon the date that the Common Shares purchased on behalf of each Participant vests as set out in section 5.3 (b) below.


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     "TRUST" means the "Cott Corporation Executive Incentive Share Compensation
     Plan Trust" as embodied in a trust agreement entered into between Cott and the Trustee.

     "TRUSTEE" means Canada Trust or its successor for the time being in the trusts created hereby and by the Trust.

     "UNVESTED SHARES" means Common Shares which have been allocated to a Participant pursuant to section 5.1, but which have not yet vested in such Participant pursuant to the provisions of this Plan.

3.0  PARTICIPATION

3.1 Participants will be automatically enrolled in this Plan at the time that the Committee or its designee designates such individual as a "Participant".

3.2  Each Participant will be provided with a copy of this Plan and the Trust.

4.0  OPERATION OF THIS PLAN

4.1 Within 120 days after the end of each fiscal year of Cott (commencing with the fiscal year ending January 1, 2000), the Committee shall determine in respect of the immediately preceding fiscal year,

     (a) the employees of the Participating Companies who shall be designated as "Participants" for this Plan for such fiscal year on the basis of whether such individual exceeded one hundred percent (100%) percent of his or her annual performance objectives; and

     (b) the extent (in terms of Canadian dollars) of the participation of such individuals for such fiscal year.

4.2 Within 30 days after the determinations contemplated by section 4.1 are made by the Committee, each Participating Company shall cause to be contributed to the Trustee for the benefit of each Participant employed by that Participating Company, the relevant amounts (in Canadian dollars) determined by the Committee to be payable in respect of the Participants employed by each such Participating Company.

4.3 As soon as practicable after receiving the funds referred to in section 4.2, the Trustee shall use such funds to acquire Common Shares on The Toronto Stock Exchange at the prevailing market price of Common Shares at the time and on the date of acquisition of the Common Shares.

4.4 The acquisition of Common Shares by the Trustee in accordance with the terms of this Plan shall comply at all times and in all respects with all applicable laws, including, without limitation, all rules, regulations and by-laws of The Toronto Stock Exchange and all rules and policies of applicable securities regulatory authorities.



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5.0  ALLOCATION, VESTING AND POSSESSION

5.1  As soon as practicable after each acquisition of Common Shares pursuant to section 4.4, but prior to the end of the calendar year in which such Common Shares are acquired, the Trustee shall determine in respect of each
     Participant:

     (a) the number of Common Shares acquired with the amount contributed to this Plan on behalf of such Participant;

     (b) all amounts received in the year by the Trustee from the Participating Companies which were contributed on behalf of such Participant;

     (c) that Participant's proportionate share of all profits for the year from the property of the Trust (determined without regard to any capital gain made by the Trust or capital loss sustained by it); and

     (d)  all amounts vested or received in the year.

5.2 Within thirty (30) days following the end of the Term of the Plan, the Trustee shall pay to each Participant then in the Plan such Participant's pro rata share of the amount by which, during the Term of the Plan, the income of the Plan has exceeded all payments made from the Plan to or for the benefit of the Participants.

5.3 Subject to the provisions of this Plan, the Common Shares purchased on behalf of each Participant shall vest on the following basis:

     (a) 30% thereof shall vest on January 1 of each of the two (2) years immediately following the year in which such Common Shares were purchased on behalf of such Participant; and

     (b) 40% thereof shall vest on January 1 of the third year following the year in which such Common Shares were purchased on behalf of such Participant.

5.4 If the employment of a Participant is terminated by reason of the death, retirement or Permanent Disability of such Participant, all Common Shares purchased on behalf of such Participant pursuant to section 5.1 shall immediately become vested in that Participant. Such Participant must take immediate delivery of the share certificate(s) evidencing all vested Common Shares and thereafter shall have no further entitlement under this Plan.

5.5 If the employment of a Participant is terminated for any reason other than death, retirement or Permanent Disability, all rights of such Participant with respect to all Unvested Shares shall, unless the Committee determines otherwise, immediately terminate. Such Unvested Shares shall be allocated on a pro-rata basis among the other remaining Participants based on the number of Unvested Shares held at that time by such Participants under this Plan, unless the Committee determines to allocate such Unvested Shares on some other basis. Thereafter, such terminated Participant must take immediate delivery of the share certificate(s) representing all vested Common Shares, and shall have no further entitlement under this Plan and shall cease to be a beneficiary under this Plan.


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     Notwithstanding the foregoing, if all Participants are terminated (either pursuant to section 5.4 or 5.5 above) during the Term of the Plan, then all Unvested Shares shall immediately vest and shall be redistributed to all Participants (other than those who have been terminated pursuant to section
     5.4 above whose Unvested Shares would have thereupon become vested) on a pro-rata basis on the basis of the original allocation of Common Shares to the Participants at the start of the Plan.

5.6  Notwithstanding anything else contained herein, if there is:

     (a) a consolidation, merger or amalgamation of Cott with or into any other corporation whereby the voting shareholders of Cott immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation;

     (b) a sale by Cott of all or substantially all of Cott's undertakings and assets; or

     (c) a proposal by or with respect to Cott being made in connection with a liquidation, dissolution or winding-up of Cott,

     all of each Participant's Unvested Shares shall immediately vest in that Participant.

5.7 If a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of Part XX of such Act pursuant to subsections 93(1)(b) or (c) thereof (a "Qualifying Take-over Bid"), is made for the Common Shares, all Unvested Shares shall immediately vest conditional upon successful completion of such take-over bid and each Participant shall have the right to tender such Unvested Shares to the take-over bid by notice of guaranteed delivery. If a Qualifying Take-over Bid is made for the Common Shares, and such take-over bid does not permit tendering by notice of guaranteed delivery, unless the Committee determines otherwise, Cott shall, on consummation of such a take-over bid, subject to compliance with all applicable laws, repurchase each Unvested Share held by a Participant at a purchase price equal to the offer price pursuant to the take-over bid. Cott will take all reasonable steps necessary to facilitate or guarantee the exercise by a Participant of the rights hereinbefore described.

5.8 Until delivered to a Participant pursuant to the provisions of this Plan, Common Shares acquired on behalf of a Participant shall be held by the Trustee.

6.0  ACCOUNTING AND REPORTING

6.1 An account will be maintained for each Participant in which there will be recorded the number of Common Shares and all contributed amounts allocated to such Participant, the number of Common Shares which have vested from time to time in such Participant and such other information as may be necessary or advisable in connection with the administration of this Plan.

6.2 A Participant will be provided with a summary of his or her account on an annual basis.


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7.0  WITHDRAWAL AND LIMITATION ON UNVESTED SHARES

7.1 A Participant may at any time and from time to time by notice to the Trustee request delivery to him or her of certificates representing Common Shares and securities of Cott, if applicable, which have vested at such time in such Participant pursuant to the provisions of this Plan. Common Shares which have vested pursuant to the provisions of this Plan are not subject to any restriction concerning their use. However, a Participant shall not, directly or indirectly, assign, transfer or encumber in any manner whatsoever any rights in and to Unvested Shares held on such Participant's behalf under this Plan.

7.2 Only share certificates representing whole Common Shares will be delivered to Participants. If a Participant is entitled to a fraction of a Common Share, such entitlement will be satisfied by the payment to such Participant of the then current market value of such fraction of a share.

8.0  DIVIDENDS AND OTHER RIGHTS

8.1 The Trustee shall use all cash dividends received by it in a year in respect of all vested and Unvested Shares held by it on behalf of any Participant to purchase additional Common Shares to be allocated (on a fully vested basis) to Participants, pro rata, as of the date on which the dividend was paid. Stock dividends received by the Trust in a year in respect of all vested and Unvested Shares held by it on behalf of any Participant shall be allocated to that Participant on a fully vested basis, in the same year as such dividends are received by the Trust.

8.2 If the Trustee becomes entitled to subscribe for additional shares or securities of Cott by virtue of the Trustee being the registered holder of Common Shares, the Trustee, if so requested by any Participant and if the Participant has provided the Trustee with all amounts necessary to exercise such subscription rights with respect to the Common Shares then held by the Trustee on behalf of such Participant, shall exercise such rights in the name of the Trustee on behalf of such Participant. Upon issuance of the additional shares or securities, such additional shares or securities so received by the Trustee on behalf of the Participant shall be fully vested in the Participant.

8.3 The Trustee may attend all meetings of shareholders of Cott which it shall be entitled to attend by virtue of being the registered holder of Common Shares and shall vote the Common Shares held on behalf of each Participant at every such meeting in such manner as each such Participant shall have directed in writing, and in default of any such direction, the Trustee shall vote or refrain from voting. The Trustee will, if so required by any Participant, execute all proxies necessary or proper to enable the Participant to attend and vote the Common Shares held by the Trustee on behalf of such Participant at such meeting in place of the Trustee.

9.0  TAX MATTERS

9.1 If, for any reason whatsoever, the Trustee and/or a Participating Company becomes obligated to withhold and/or remit to any applicable taxation authority (whether domestic or foreign) any amount in connection with this Plan in respect of a Participant, then the


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     Trustee shall provide written notice of such obligation to the Participant and not provide share certificates evidencing Common Shares or distribute any other security or amount to such Participant until the Participant:

     (a)  pays to the Trustee the amount which must be withheld and/or remitted;

     (b) directs the Trustee to sell such number of vested Common Shares as may be necessary to pay the relevant amount, and further directs the Trustee to use the proceeds of such sale to pay the amount which must be withheld and/or remitted; or

     (c) makes other arrangements in connection with the amount which must be withheld and/or remitted which are acceptable to the Trustee.

10.0 AMENDMENT OF PLAN AND TRUST

10.1 From time to time the Committee or the board of directors of Cott may amend any provisions of this Plan and any provisions of the Trust, but no amendment of this Plan or the Trust, or any termination of this Plan, shall divest any Participant of his or her entitlement to Common Shares as provided in section 5.0 or of any rights a Participant may have in respect of the Common Shares, without the prior written consent of the Participant. No amendment of this Plan shall affect the rights and duties of the Trustee without its prior written consent.

10.2 The Committee or the board of directors of Cott may terminate this Plan at any time.

11.0 GENERAL

11.1 The Trustee shall be entitled to rely on a certificate of the President and CEO, the Senior Vice President of Human Resources or the General Counsel of Cott as to any of the following matters:

     (a) when the employment of a Participant with a Participating Company has terminated; and

     (b) the date of death, retirement or Permanent Disability of any Participant.

11.2 The Committee or the board of directors of Cott may by resolution make, amend or repeal at any time and from time to time such regulations not inconsistent herewith as it may deem necessary or advisable for the proper administration and operation of this Plan. In particular, the board of directors of Cott may delegate to any directors or director or any officers or officer of a Participating Company such administrative duties and powers as it may see fit with respect to this Plan.

11.3 The directors and/or officers of Cott are hereby authorized to sign and execute all instruments and documents and do all things necessary or desirable for carrying out the provisions of this Plan.


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11.4 This Plan and the Trust are established under the laws of the Province of
     Ontario and the rights of all parties and the construction and effect of each and every provision of this Plan and the Trust shall be according to the laws of the Province of Ontario and the laws of Canada applicable therein.

11.5 This Plan and the Trust shall enure to the benefit of and be binding upon Cott, its successors and assigns. The interest hereunder of any Participant shall not be transferable or alienable by such individual either by assignment or in any other manner whatsoever and, during his or her lifetime, shall be vested only in him or her, but, upon such Participant's death, shall enure to the benefit of and be binding upon the personal representatives of the Participant.

11.6 This Plan is an "employer benefit Plan" for the purposes of the Act.


     EXECUTED ON March 27, 2000 but with effect as of January 3, 1999.

                               COTT CORPORATION

                               PER:  /S/ MARK HALPERIN
                                   ---------------------------------------------
                                     TITLE SVP, GENERAL COUNSEL & SECY

                               BCB USA CORP. (F/K/A COTT BEVERAGES USA, INC.)

                               PER:  /S/ COLIN WALKER
                                   ---------------------------------------------
                                     TITLE  SENIOR VICE PRESIDENT

                               COTT BEVERAGES LIMITED

                               PER:  /S/ RAYMOND P. SILCOCK
                                   ---------------------------------------------
                                     TITLE  DIRECTOR

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